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                                                                    EXHIBIT 10.5


                                 THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT


                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of the ___ day of August, 2003 (this "Third Amendment"), by and among UNITED STATES LIME & MINERALS, INC., a Texas corporation ("U.S. Lime"), TEXAS LIME COMPANY, a Texas corporation wholly owned by U.S. Lime ("TLC"), ARKANSAS LIME COMPANY, an Arkansas corporation wholly owned by U.S. Lime ("ALC") (U.S. Lime, TLC and ALC are collectively referred to as "Borrowers" and individually as a "Borrower"), the Lenders who are parties to the Credit Agreement described below (collectively, the "Lenders"), and NATIONAL CITY BANK, as successor Administrative Agent to Wachovia Bank, National Association, formerly known as First Union National Bank, as Administrative Agent for itself and the Lenders from time to time party thereto (the "Administrative Agent").

                                   Background

         A Borrowers, Lenders, and Administrative Agent are parties to the Credit Agreement dated as of April 22, 1999, as amended by the First Amendment to Credit Agreement dated as of December 27, 2000, and a letter agreement dated March 4, 2003 (as amended, restated, or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders agreed, subject to the terms and conditions of the Credit Agreement, to lend to Borrowers the sum of Fifty Million Dollars ($50,000,000) on a term loan basis secured by substantially all of the respective Borrowers' personal property other than Accounts, Inventory, and related personal property, and by mortgages or deeds of trust on certain real property owned by ALC and TLC. All initially capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

         B Pursuant to an Assignment and Acceptance dated as of February 28, 2003, Wachovia Bank, National Association, formerly known as First Union National Bank ("Wachovia") assigned, and National City Bank ("NatCity") assumed, Wachovia's 34% Pro Rata Share of the Loans. In connection therewith, Wachovia resigned as Administrative Agent and Required Lenders consented to the appointment of NatCity as successor Administrative Agent pursuant to a letter agreement dated February 20, 2003.

         C U.S. Lime has incurred $14,000,000 of additional Debt to fund the second phase of ALC's plant construction (the "Phase II Debt"), evidenced by promissory notes of U.S. Lime copies of which are attached hereto as Exhibit "A" (the "Phase II Notes"). In connection with the Phase II Notes, U.S. Lime will issue to the holders of the Phase II Notes warrants to purchase an aggregate of 162,000 shares of U.S. Lime's common stock (the "Warrants"). Borrowers and Lenders desire to amend the Credit Agreement to permit the issuance of the Warrants, approve the terms of the Phase II Debt, provide for the curtailment of Dividends for a period of two years, and amend the Tangible Net Worth covenant. Required Lenders have agreed to approve the terms of the Phase II Debt and the other amendments effected hereby, subject to the terms, conditions and provisions hereof.


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         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Ratification. This Third Amendment is a modification of the Credit Agreement pursuant to Section 12.11 thereof. Except as expressly set forth herein, or in any amendment to any of the documents referred to herein, Borrowers, the Required Lenders and the Administrative Agent acknowledge and agree that each and every term, condition and provision of the Credit Agreement is hereby ratified and confirmed in full. The Required Lenders hereby consent to the amendment of the Working Capital Facility effected by the First Amendment to Loan and Security Agreement among the Borrowers and NatCity in substantially the form attached hereto as Exhibit "B" and to the Working Capital Facility as amended thereby.

         2. Outstanding Indebtedness. Borrowers hereby unconditionally acknowledge that, as of the date hereof, the principal balance due and owing to the Lenders under the Credit Agreement is $39,166,666.23, and that such amount, together with interest thereon at the rates set forth therein, is owing to the Lenders without claim, counterclaim, recoupment, defense or setoff of any kind.

         3. NatCity Individually and as Administrative Agent. Effective as of February 28, 2003: (i) all references to the Administrative Agent in the Credit Agreement shall mean and refer to NatCity in such capacity; and (ii) references in the Credit Agreement to First Union, as the provider of the Working Capital Facility, shall henceforth mean and refer to NatCity in such capacity. NatCity confirms and acknowledges the accuracy of the statements contained in paragraph B of the Background preamble set forth above.

         4. Tangible Net Worth Covenant. Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:


         "Permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of $25,000,000 ($30,000,000 for the fiscal quarter ended June 30, 2003 and each fiscal quarter thereafter), plus 50% of Borrowers' cumulative Net Income from January 1, 1999 calculated for each succeeding fiscal quarter through the last day of such fiscal quarter.

         5. Warrants. The undersigned Lenders hereby consent to the issuance of the Warrants.

         6. Transactions With Affiliates. Borrowers represent and warrant to Lenders that the Phase II Notes, the Warrants, and the related Note and Warrant Purchase Agreement and Registration Rights Agreement (collectively, the "Phase II Debt Documents") fully disclose the transactions contemplated thereby, and there are no other documents or instruments delivered in connection with such transactions other than the Phase II Debt Documents and a related Confidential Memorandum dated May 2003 prepared by Frost Securities, Inc. with respect to U.S. Lime. The undersigned Lenders acknowledge that one or more of the holders of the Phase II Notes and Warrants is an Affiliate of Borrowers, and hereby approve the fairness and reasonableness of the Phase II Debt Documents as required by Section 9.9 of the Credit Agreement.




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         7. Suspension of Dividends. Section 9.7 of the Credit Agreement
notwithstanding, during the two-year period commencing June 30, 2003 to June 30, 2005, U.S. Lime will not declare, pay or accrue any dividend payable in cash to any of its shareholders without the prior written consent of Required Lenders.

         8. Amendments to Phase II Debt; Notice. U.S. Lime agrees (i) not to amend or modify the put right in the Common Stock Purchase Warrants issued to the holders of the Phase II Debt without the prior written consent of Administrative Agent, and (ii) to provide prompt written notice to Administrative Agent of any amendment, restatement or other modification of any of the Phase II Debt Documents. Upon the occurrence and continuance of an Event of Default, Borrowers shall promptly notify each Holder of the Phase II Notes thereof and the commencement of a Standstill Period (as defined in the Phase II Notes) if then applicable.

         9. Representations and Warranties. To induce the Required Lenders to approve the modifications contemplated by this Third Amendment and the Phase II Debt, Borrowers jointly and severally represent and warrant to the Lenders and Administrative Agent as follows:

                  9.1 After giving effect to the modifications contained herein, all representations, warranties and covenants made by Borrowers to the Lenders and the Administrative Agent in the Credit Agreement (except those relating to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made as of the date hereof;

                  9.2 No Event of Default or Default has occurred and is continuing under the Credit Agreement as of the date hereof, and neither the execution, delivery nor performance of the Phase II Notes or the Warrants results in the occurrence of any Event of Default or Default;

                  9.3 Each Borrower is a corporation validly subsisting under the laws of the state of its incorporation; the execution, delivery and performance of this Third Amendment and any other documents and instruments executed and delivered by the Borrowers to the Lenders or the Administrative Agent in connection herewith (i) are within each Borrower's corporate powers,
(ii) have been duly authorized by each Borrower's Board of Directors, (iii) do not contravene any provision of law or any indenture, agreement or undertaking to which any Borrower is a party or by which it is otherwise bound, any Borrower's Articles of Incorporation or bylaws, or any resolution of the Board of Directors of any Borrower, and (iv) require no consent or approval of any governmental authority or any third party which has not been obtained; and

                  9.4 In the case of each Borrower, this Third Amendment and any other documents and instruments executed and delivered by such Borrower to the Lenders or the Administrative Agent in connection herewith have each been validly executed by, and are enforceable against, such Borrower in accordance with their respective terms.


Any failure of any of the representations and warranties made by Borrowers in this Third Amendment to be true and correct in all material respects when made shall constitute an Event of Default under the Credit Agreement.




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         10. Conditions Precedent. The effectiveness of the amendments to the
Credit Agreement and the consents set forth herein are subject to the satisfaction of the following conditions precedent:

                  10.1 Borrowers and NatCity, in its individual capacity and not as Administrative Agent, shall have executed and delivered an amendment to the Working Capital Facility;

                  10.2 Administrative Agent shall be a third party beneficiary of the subordination and standstill provisions contained in the Phase II Notes;

                  10.3 The Administrative Agent shall have received true, correct and complete copies of resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Third Amendment, and the other documents and instruments executed and delivered by any Borrower in connection herewith, including the Phase II Debt Documents, certified by such Borrower's Secretary as being true and complete copies of the originals thereof and remaining in full force and effect, not having been modified or rescinded;

                  10.4 No less than the Required Lenders shall have approved the modifications contemplated by, and authorized Administrative Agent to execute, this Third Amendment;

                  10.5 Borrowers shall have delivered to Administrative Agent true, correct and complete copies of all of the Phase II Debt Documents, and all other documents and instruments executed and delivered in connection therewith. All of the documents and instruments referred to in this Section 10 shall be satisfactory in form and substance to the Administrative Agent. Each of the Required Lenders approving this Third Amendment hereby authorizes the Administrative Agent to confirm such fact to the Borrowers in writing.

                  10.6 Borrowers hereby authorize Administrative Agent to submit one or more Uniform Commercial Code financing statements as fixture filings for recording in the real estate records of Caddo Parish, Louisiana.

         11. Miscellaneous.

                  11.1 Entire Agreement. The Credit Agreement, as amended by this Third Amendment, and the other Loan Documents embody the entire agreement and understanding among the Lenders, the Administrative Agent and Borrowers. The Credit Agreement, together with this Third Amendment, and all documents executed and delivered in connection herewith, supersede all prior agreements and understandings relating to subject matter hereof. This Third Amendment together with the Credit Agreement, and the documents executed and delivered in connection herewith, shall be construed as one agreement, and in the event of any inconsistency, the provisions of any promissory note evidencing a portion of the Indebtedness shall control over the provisions of this Third Amendment.

                  11.2 Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken






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together, shall constitute but one and the same instrument. This Third Amendment shall be effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  11.3 Captions. The captions or headings in this Third Amendment are for convenience of reference only and in no way define, limit, or circumscribe the scope or intent of any provision of this Third Amendment.

                  11.4 Successors and Assigns; Governing Law. This Third Amendment shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.





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         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this Third Amendment as of the day and year first written above.


                                 UNITED STATES LIME & MINERALS, INC., as
                                 Borrower

                                 By:
                                     ------------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------



                                 TEXAS LIME COMPANY, as Borrower


                                 By:
                                     ------------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------



                                 ARKANSAS LIME COMPANY, as Borrower


                                 By:
                                     ------------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------



                                 NATIONAL CITY BANK, as Administrative Agent and Lender


                                 By:
                                     ------------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------




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                                   Exhibit "A"

                      Copies of Phase II Subordinated Notes







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                                   Exhibit "B"

                           Form of First Amendment to
                           Loan and Security Agreement







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